UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2015 (July 2, 2015)

COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware	001-34927	57-6218917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

COMPASS GROUP DIVERSIFIED
HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	001-34926	20-3812051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Sixty One Wilton Road
Second Floor
Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1     Registrant’s Business and Operations
Item 1.01    Entry into a Material Definitive Agreement

On June 29, 2015, Compass Group Diversified Holdings LLC (the “Company”), sponsor of Compass Diversified Holdings, entered into a First Amendment to Credit Agreement (the “Amendment”), by and among the Company, the Lenders signatory thereto, U.S. Bank National Association and Bank of America, N.A.

The Amendment provides for a number of modifications to the Company’s existing credit agreement, dated as of June 6, 2014 (the “Existing Agreement”). The amendments include, but are not limited to, the following: (i) a revision to the definition of “Change of Control” as it relates to non-continuing directors, (ii) provisions allowing the Company to make intercompany loans to, and acquire, Canadian-based companies on an unsecured basis, (iii) provisions allowing for early termination of a “Leverage Increase Period,” thereby providing the Company additional flexibility as to the timing of subsequent acquisitions, and (iv) modifications to borrowing procedure mechanics. All other material terms and conditions of the Credit Agreement were unchanged.

The Amendment is attached to this report as Exhibit 10.1. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment as attached to this report as Exhibit 10.1 and incorporated herein by reference.

Section 9     Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits

d)    Exhibits

The following exhibits are furnished herewith:

Exhibit	Description

10.1	First Amendment to Credit Agreement dated June 29, 2015, by and among Compass Group Diversified Holdings LLC, the Lenders signatory thereto, U.S. Bank National Association and Bank of America, N.A.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2015	COMPASS DIVERSIFIED HOLDINGS

	By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Regular Trustee

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2015	COMPASS GROUP DIVERSIFIED HOLDINGS LLC

	By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Chief Financial Officer